Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Wayne T. Smith Elected to Air Products’ Board of Directors

LEHIGH VALLEY, Pa. (July 19, 2021) – Wayne T. Smith, a senior executive with more than 35 years of leadership experience across the industrial gases and chemicals industries, has been elected to Air Products’ (NYSE:APD) Board of Directors effective August 1, 2021.

Air Products’ Chairman, President and Chief Executive Officer Seifi Ghasemi said, “I am very pleased to have Wayne join our Board of Directors, bringing his extensive experience as a top-level leader in our sector. I have known Wayne for the past 32 years and had the pleasure of working with him in the 1990s at another industrial gas company. He is a keenly intelligent, focused, and strategic thinker. I look forward to working with Wayne and the rest of our talented Board as we execute Air Products’ strategy providing sustainable energy and environmental solutions for the world.”

Mr. Smith recently retired from BASF, where he served as Chairman and Chief Executive Officer of BASF Corporation since May 2015 and as a member of the Board of Management Directors of the parent company, BASF SE, since 2012. At the time of his retirement, Mr. Smith was responsible for Monomers, Performance Materials, Petrochemicals, Intermediates and North America. Prior to his tenure at BASF, which began in 2004, Mr. Smith was vice president and general manager of Specialty Construction Chemicals at W.R. Grace and Company, where he led the strategy development, growth and profitability of that unit worldwide. Before joining W.R. Grace, he served in positions of increasing responsibility with The BOC Group, culminating as vice president and general manager of the company’s Packaged Products business. Mr. Smith brings his extensive industrial gas leadership and operational experience to the Air Products Board.

Mr. Smith holds a Bachelor of Science degree in Chemical Engineering from Syracuse University and a Master’s in Business Administration from the Wharton School of the University of Pennsylvania. In addition to joining the Air Products Board, he serves on the board of Inter Pipeline.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2020 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $65 billion. More than 19,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook, or Instagram.

-more-

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

#     #    #

Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.